EXHIBIT 99.1

               Written Statement of the Chief Executive Officer
                      Pursuant to 18 U.S.C. Section 1350

 Solely for the purposes of complying with 18 U.S.C. Section 1350, I, the undersigned Chief Executive Officer of Jack Henry & Associates, Inc. (the "Company"), hereby certify that the Quarterly Report on Form 10-Q of the Company for the quarter ended December 31, 2002 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



 Dated:  February 14, 2003
                                             /s/ Michel E. Henry
                                             --------------------------------
                                             Michael E. Henry
                                             Chief Executive Officer